BYLAWS



                                       OF



                        TERRA NOVA FINANCIAL GROUP, INC.







                                October 17, 2006

                                TABLE OF CONTENTS


Article I OFFICES..............................................................4

   Section 1.1       Registered Office.........................................4
   Section 1.2       Other Offices.............................................4
   Section 1.3       Registered Agent..........................................4

Article II MEETINGS OF SHAREHOLDERS............................................4

   Section 2.1       Annual Shareholder Meetings...............................4
   Section 2.2       Special Shareholder Meetings..............................4
   Section 2.3       Location of Shareholder Meetings..........................4
   Section 2.4       List of Shareholders......................................5
   Section 2.5       Notice of Shareholder Meetings............................5
   Section 2.6       Waiver of Notice..........................................5
   Section 2.7       Quorum....................................................5
   Section 2.8       Majority May Conduct Business.............................5
   Section 2.9       Voting of Shares..........................................5
   Section 2.10         Voting for Directors...................................6
   Section 2.11         Proxies................................................6
   Section 2.12         Shareholder Action Without Meeting.....................6
   Section 2.13         Voting of Shares of Certain Holders....................6
   Section 2.14         Record Dates...........................................6
   Section 2.15         Nominations for Director...............................7
   Section 2.16         Order of Business......................................7
   Section 2.17         Chairman of Meeting....................................8

Article III DIRECTORS..........................................................8

   Section 3.1       Powers....................................................8
   Section 3.2       Number and Election of Directors..........................8
   Section 3.3       Removal of Directors......................................9
   Section 3.4       Elections to Fill Vacancies...............................9
   Section 3.5       Location of Meetings of the Board of Directors............9
   Section 3.6       First Meeting of Newly Elected Board of Directors.........9
   Section 3.7       Regular Meetings of the Board of Directors................9
   Section 3.8       Special Meetings of the Board of Directors................9
   Section 3.9       Notice of, and Waiver of Notice For, Special Meetings
                     of the Board of Directors................................10
   Section 3.10         Director Quorum.......................................10
   Section 3.11         Directors, Manner of Acting...........................10
   Section 3.12         Executive Committee...................................10
   Section 3.13         Other Committees......................................11
   Section 3.14         Director Action Without Meeting.......................11
   Section 3.15         Compensation of Directors.............................12

Article IV OFFICERS...........................................................12

   Section 4.1       Number of Officers.......................................12
   Section 4.2       Election.................................................12


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   Section 4.3       Other Officers...........................................12
   Section 4.4       Compensation.............................................12
   Section 4.5       Term of Office and Removal of Officers...................12
   Section 4.6       Chairman of the Board and President......................13
   Section 4.7       Added Powers of the President............................13
   Section 4.8       Vice Presidents..........................................13
   Section 4.9       Secretary................................................13
   Section 4.10         Assistant Secretaries.................................13
   Section 4.11         Treasurer.............................................13
   Section 4.12         Disbursements and Accounting..........................14
   Section 4.13         Treasurer's Bond......................................14
   Section 4.14         Assistant Treasurers..................................14

Article V CERTIFICATES REPRESENTING SHARES....................................14

   Section 5.1       Description..............................................14
   Section 5.2       Shares Without Certificates..............................14
   Section 5.3       Facsimile Signatures.....................................15
   Section 5.4       Lost Certificates........................................15
   Section 5.5       Transfer of Shares.......................................15
   Section 5.6       Registered Owners........................................15

Article VI GENERAL PROVISIONS.................................................16

   Section 6.1       Distributions............................................16
   Section 6.2       Contracts................................................16
   Section 6.3       Loans....................................................16
   Section 6.4       Reserves.................................................16
   Section 6.5       Financial Reports........................................16
   Section 6.6       Signatures...............................................16
   Section 6.7       Fiscal Year..............................................16
   Section 6.8       Corporate Seal...........................................16

Article VII INDEMNIFICATION OF DIRECTORS AND OFFICERS.........................16


Article VIII AMENDMENTS.......................................................17


Article IX EMERGENCY BYLAWS...................................................17





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                                     BYLAWS

                                       OF

                        TERRA NOVA FINANCIAL GROUP, INC.

                                   ARTICLE I

                                     OFFICES

         Section 1.1 Registered Office. The registered office shall be located in Dallas County, Texas. The address of the registered office may be changed from time to time.

         Section 1.2 Other Offices. The corporation may also have offices at such other places within or without the State of Texas as the Board of Directors may from time to time determine, or as the business of the corporation may require.

         Section 1.3 Registered Agent. The corporation shall have and continuously maintain in the State of Texas a registered agent, which agent may be either an individual resident of the State of Texas whose business office is identical with the corporation's registered office, or a domestic corporation, or a foreign corporation authorized to do business in the State of Texas which has a business office identical with the corporation's registered office. The registered agent may be changed from time to time by the Board of Directors or an officer of the corporation so authorized by the Board of Directors.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Annual Shareholder Meetings. An annual meeting of shareholders shall be held on the third Wednesday in May in each year, commencing in the year 1998, if not a legal holiday, and if a legal holiday, then on the next business day following. The date and time of the annual meeting of shareholders may be changed by appropriate resolutions of the Board of Directors, to a time within sixty (60) days before or following the date and time stated herein. At this meeting, the shareholders shall elect a Board of Directors, and may transact other business properly brought before the meeting.

         Section 2.2 Special Shareholder Meetings. Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the President, the Board of Directors, or the Chairman of the Board of Directors, and shall be called by the President at the request of the holders of not less than 66-2/3% of all outstanding shares of the corporation entitled to be cast on any issue at such meetings.

         Section 2.3 Location of Shareholder Meetings. Meetings of shareholders shall be held in the County of Dallas, State of Texas, or at the location specified in the notice of the meeting or in a duly executed waiver thereof. Meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in

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person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 2.4 List of Shareholders. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer book. This list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of ten (10) days prior to such meeting. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         Section 2.5 Notice of Shareholder Meetings. A written or printed notice stating the place, day and hour of any annual or special shareholder meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting and to any shareholder entitled by the Texas Business Corporation Act or the articles of incorporation to receive notice of the meeting. If mailed, notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

         Section 2.6 Waiver of Notice. Whenever any notice is required to be given to any shareholder under the provisions of applicable statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time therein, shall be equivalent to the giving of notice.

         Section 2.7 Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be represented. At any adjourned and

         Section 2.8 Majority May Conduct Business. When a quorum is present at any meeting, the vote of the holders of a majority of all the shares present, whether in person or by proxy, shall be the act of the shareholders' meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation or these Bylaws.

         Section 2.9 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class shall be limited or denied by the Articles of Incorporation and except as otherwise provided by statute. Redeemable shares are not entitled to vote after the date fixed for redemption by Board of Directors resolution.


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         Section 2.10 Voting for Directors. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Cumulative voting is prohibited.

         Section 2.11 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary to the corporation prior to, or at the time of, the meeting.

         Section 2.12 Shareholder Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book.

         Section 2.13 Voting of Shares of Certain Holders.

            (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization, as the Board of Directors of such corporation may determine.

            (b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name as trustee.

            (c) Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

            (d) A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

            (e) Treasury shares, shares of its own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 2.14 Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any

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adjournment  thereof,  or entitled  to receive  payment of any  distribution  or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting.

                  In lieu of closing the stock transfer books, the Board of Directors may fix in advance as the record date for determination of shareholders, a date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken.

                  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed and the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of shareholders.

                  When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 2.15 Nominations for Director. Any shareholder proposing to nominate a person for election to the Board of Directors shall provide the Corporation 60 days prior written notice of such nomination, stating the name and address of the nominee and describing his qualifications for being a Director of the Corporation. Such notice shall be sent or delivered to the principal office of the Corporation to the attention of the Board of Directors, with a copy to the President and Secretary of the Corporation.

         Section 2.16 Order of Business. The order of business at annual meetings, and so far as practicable at other meetings of shareholders, shall be as follows unless changed by the Board of Directors:

            (a)   Call to order

            (b)   Proof of due notice of meeting

            (c)   Determination of quorum and examination of proxies

            (d)   Announcement of availability of voting list

            (e)   Announcement of distribution of annual statement

            (f) Reading and disposing of minutes of last meeting of shareholders

            (g)   Reports of Officers and committees



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            (h)   Appointment of voting inspectors

            (i)   Unfinished business

            (j)   New business

            (k)   Nomination of Directors

            (l)   Recess

            (m)   Reconvening; closing of polls

            (n)   Adjournment

         Section 2.17 Chairman of Meeting. At any meeting of shareholders, the Chairman or Vice Chairman (or in the event there might be more than one vice chairman, the vice chairman in the order designated by the directors or, in the absence of any designation, in the order of election) of the Corporation (in such order) shall act as the chairman of the meeting, and the shareholders shall not have the right to elect a different person as chairman of the meeting. The chairman of the meeting shall have the authority to determine (i) when the election polls shall be closed in connection with any vote to be take at the meeting, and (ii) when the meeting shall be recessed. No action taken at a meeting shall become final and binding if any group of shareholders representing 33-1/3% or more of the shares entitled to be voted for such action shall contest the validity of any proxies or the outcome of any election.

                                  ARTICLE III

                                    DIRECTORS

         Section 3.1 Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 3.2 Number and Election of Directors. The business and affairs of the Corporation shall be managed by a board of directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the shareholders by law, by the Articles of Incorporation or by these Bylaws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional directors under specific circumstances, the Board of Directors shall consist of not less than three nor more than nine persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (iii) the Articles of Incorporation. No decrease in the number of directors constituting the Board of

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Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1998 annual meeting of shareholders, the term of the second class to expire at the 1999 annual meeting of shareholders and the term of the third class to expire at the 2000 annual meeting of shareholders, and with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

         Section 3.3 Removal of Directors. Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. "Cause" shall be exclusively defined to mean: (a) conviction of a felony, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct of such director which is materially detrimental to the Corporation, or (c) proof beyond a reasonable doubt of a breach of fiduciary duty of such director which is materially detrimental to the Corporation.

         Section 3.4 Elections to Fill Vacancies. Subject to the rights of holders of any series of any preferred stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of the Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3.5 Location of Meetings of the Board of Directors. Meetings of the Board of Directors, regular or special, may be held either within or without the County of Dallas or the State of Texas.

         Section 3.6 First Meeting of Newly Elected Board of Directors. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at their annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event of failure of the shareholders to fix the time and place of the first meeting of the newly elected Board of Directors, or in the event the meeting is not held at the time and place so fixed by the shareholders, such meeting may be held at the time and place specified in a notice given as provided for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the directors.

         Section 3.7 Regular Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without notice at such times and places as shall, from time to time, be determined, by resolution, by the Board of Directors.

         Section 3.8 Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of any two (2) directors.


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         Section 3.9 Notice of, and Waiver of Notice For, Special Meetings of
the Board of Directors. Unless the articles of incorporation provide for a longer or shorter period, notice of special meetings of the Board of Directors shall be given personally, in writing or by telegram, facsimile or other electronic means to each director at least two (2) days before the date of the meeting. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; (2) five days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation, statute or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                  Notice shall be given by the person calling the meeting or by the Secretary. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice, except as may otherwise be expressly provided by statute, the Articles of Incorporation, or these Bylaws.

         Section 3.10 Director Quorum. A majority of the directors prescribed by resolution shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless a greater number is required by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.11 Directors, Manner of Acting. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 3.12 Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors may designate two (2) or more directors to constitute an executive committee. Vacancies in the membership of the committee shall be filled by a majority of the entire Board of Directors at a regular or special meeting. The executive committee shall keep regular minutes of its proceedings and shall report the same to the Board of Directors when required. The designation of the executive committee and the delegation thereto of authority shall not relieve the Board of Directors, or any of its members, of any responsibility imposed by law.


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                  This committee, unless its authority is expressly limited by such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is required by statute, the Articles of Incorporation or these Bylaws. Provided, however, this committee may not:

                  (1) amend the Articles of Incorporation pursuant to the authority of directors;

                  (2) propose a reduction of the stated capital of the corporation;

                  (3) approve a plan of merger or share exchange of the corporation;

                  (4) recommend to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business;

                  (5) recommend to the shareholders a voluntary dissolution of the corporation or a revocation thereof;

                  (6) amend, alter, or repeal the Bylaws of the corporation or adopt new Bylaws of the corporation;

                  (7)      fill vacancies in the board of directors;

                  (8) fill vacancies in or designate alternate members of any such committee;

                  (9) fill any directorship to be filled by reason of an increase in the number of directors;

                  (10) elect or remove officers of the corporation or members or alternate members of any such committee;

                  (11) fix the compensation of any member or alternate members of such committee; or

                  (12) alter or repeal any resolution of the board of directors that by its terms provides that it shall not be so amendable or repealable.

         Section 3.13 Other Committees. The Board of Directors may create such other committees as it shall determine are necessary or proper to the effective governance of the Corporation or the elimination or reduction of the adverse effect of any conflict of interest. Such committees may include, without limitation, an audit committee, compensation committee, nominating committee, stock option committee and conflicts of interest committee. Each such committee, if any, shall be appointed by the Board of Directors, and membership in such committee shall be limited to members of the Board of Directors.

         Section 3.14 Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, any action that may be taken by a committee or the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the

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members of a committee or all of the directors. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

         Section 3.15 Compensation of Directors. Directors, as such, shall not receive any salary for their services, but, by resolution of the Board, may receive a fixed sum and necessary expenses of attendance of each regular or special meeting of the Board. Members of a committee, by resolution of the Board of Directors, may be allowed like compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 Number of Officers. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers as are contemplated by Section 4.3 hereof, each of whom shall be elected by the Board of Directors. One or more Vice Presidents may also be elected at the discretion of the Board of Directors. Any two or more offices may be held by the same person.

         Section 4.2 Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, one or more Vice Presidents (if any), a Secretary and a Treasurer, none of whom needs to be a member of the Board and may appoint a member of the Board of Directors as Chairman of the Board.

         Section 4.3 Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

         Section 4.4 Compensation. The compensation of the Chairman, President, Vice Presidents, the Secretary and the Treasurer shall be fixed by the Board of Directors, but the compensation of all minor officers and all other agents and employees of the corporation may be fixed by the Chairman or President, unless by resolution the Board of Directors shall determine otherwise; provided, however, that without the express approval of the Board of Directors, the Chairman or President may not enter into any employment agreement on behalf of the corporation with any person which may not be terminated by the corporation, either at will or upon thirty (30) days written notice.

         Section 4.5 Term of Office and Removal of Officers. Each officer of the corporation shall hold office until his successor is chosen and qualifies, or until his death or removal or resignation from office. Any officer, agent or member of a committee elected or appointed by the Board of Directors may be removed by a majority vote of the entire Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in an office of the corporation for any reason may be filled by the Board of Directors. Appointment of an officer or agent shall not itself create contract rights.

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         Section 4.6 Chairman of the Board and President. The Board of Directors
may designate whether the Chairman of the Board, if one is appointed, or the President shall be the chief executive officer of the corporation. In the absence of a contrary designation, the President shall be the chief executive officer. The chief executive officer shall preside at all meetings of the shareholders, and the Board of Directors unless a Chairman of the Board is appointed, and shall have such other powers and duties as usually pertain to his office or as may be assigned to him from time to time by the Board of Directors. The President shall have such powers and duties as usually pertain to that office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise direct, the President shall have general and active management responsibility for the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 4.7 Added Powers of the President. The President, and the Chairman of the Board, in the event that he shall have been designated chief executive officer, shall execute with the secretary or any other officer of the corporation authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.

         Section 4.8 Vice Presidents. In the event that the Board of Directors shall provide for Vice Presidents, then each of the Vice Presidents, in the order of his seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, serve in the capacity of the President and perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

         Section 4.9 Secretary. The Secretary shall: (a) attend all meetings of the Board of Directors and of the shareholders, and shall record all votes and keep the minutes of all such proceedings in one or more books kept for that purpose; (b) perform like services for any committee; (c) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; (d) keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it and when so affixed, it shall be attested by the Secretary's signature, or by the signature of the Treasurer, any Assistant Secretary or Assistant Treasurer; and (e) perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board of Directors, under whose supervision the Secretary shall function.

         Section 4.10 Assistant Secretaries. Each Assistant Secretary, if any, in the order of his seniority, unless otherwise determined by the Board of Directors, may perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

         Section 4.11 Treasurer. The Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit

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all money and other valuable effects in the name, and to the credit of, the corporation in such depositories as may be designated by the Board of Directors and shall perform all such other duties as, from time to time, may be assigned to the Treasurer by the Board of Directors.

         Section 4.12 Disbursements and Accounting. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for all disbursements, and shall render to the President and the Directors at the regular meetings of the Board, or whenever the Board of Directors may require, an account of all of his transactions as Treasurer, and of the financial condition of the corporation.

         Section 4.13 Treasurer's Bond. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 4.14 Assistant Treasurers. Each Assistant Treasurer, if any, in the order of his seniority unless otherwise determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

                                   ARTICLE V

                        CERTIFICATES REPRESENTING SHARES

         Section 5.1 Description. The corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates shall be signed by the Chairman, President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate shall be consecutively numbered and shall be entered in the stock transfer books of the corporation as issued. Each certificate representing shares shall state upon the face thereof the name of the issuing corporation, that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share or a statement that the shares are without par value, and shall further contain on the face or back of the certificate a statement of all additional information required by statute to be set forth.

         Section 5.2 Shares Without Certificates.

            (a) Issuing Shares Without Certificates. Unless the Articles of Incorporation or these Bylaws provide otherwise, the board of directors may authorize the issue of some or all the shares of any or all of its


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

         classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

            (b) Information Statement Required. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing at minimum:

            (1) the name of the issuing corporation and that it is organized under the law of this state;

            (2)   the name of the person to whom issued;

            (3) the number and class of shares and the designation of the series, if any, of the issued shares, and the par value of each share or a statement that the shares are without par value; and

            (4) all additional information required by statute to be set forth or stated on certificates.

         Section 5.3 Facsimile Signatures. The signatures of the Chairman, President or Vice President, and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or assistant transfer agent, or registered by a registrar other than the corporation or any employee of the corporation. In the event that an officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

         Section 5.4 Lost Certificates. The Board of Directors may direct new certificate(s) to be issued in place of any certificate(s) previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issuance of new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and form and with such sureties as it may direct as an indemnity against any claim that may be made against the corporation with respect to the certificate(s) alleged to have been lost or destroyed.

         Section 5.5 Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney-in-fact. Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5.6 Registered Owners. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound


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

to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         Section 6.1 Distributions. The Board of Directors may declare and the corporation may make distributions (including dividends on its outstanding shares) in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.

         Section 6.2 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name, and on behalf of, the corporation. This authority may be general or confined to specific instances.

         Section 6.3 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authority may be general or confined to specific instances.

         Section 6.4 Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

         Section 6.5 Financial Reports. The Board of Directors must, when required by the holders of at least one-third of the outstanding shares of the corporation, present written reports concerning the situation and business of the corporation.

         Section 6.6 Signatures. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may, from time to time, designate.

         Section 6.7 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution by the Board of Directors.

         Section 6.8 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in the form determined by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or in any other manner reproduced.

                                  ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The corporation shall be empowered to indemnify directors, officers, agents and employees to the maximum extent permitted by Article 2.02-1 of the Texas Business Corporation Act.


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

                                  ARTICLE VIII

                                   AMENDMENTS

            These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by the affirmative vote of a majority of either the Board of Directors or the shareholders, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal or adoption shall be contained in the notice of the meeting. This power to alter, amend or repeal the Bylaws, and to adopt new Bylaws, may be modified or divested by action of shareholders representing a majority of the stock of the corporation taken at any regular or special meeting of the shareholders. Notwithstanding any other provision contained in these Bylaws to the contrary, Sections 2.1, 2.2, 2.15 and 2.18 of Article II, Sections 3.2 and
3.3 of Article III, and this Article VIII of these Bylaws may be amended, supplemented, or repealed only by the affirmative vote of 66-2/3% or more of all of the shares of the Corproation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE IX

                                EMERGENCY BYLAWS

            Unless the Articles of Incorporation provide otherwise, the following provisions of this Article X, "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event.

            During such emergency:

            (a) Notice of Board Meetings. Any one member of the board of directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

            (b) Temporary Directors and Quorum. One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article III, Section 3.10) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

            (c) Actions Permitted to Be Taken. The board as constituted in paragraph (b), and after notice as set forth in paragraph (a) may:

            (1) Officers' Powers. Prescribe emergency powers to any officer of the corporation;


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


            (2) Delegation of Any Power. Delegate to any officer or director, any of the powers of the board of directors;

            (3) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

            (4) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business;

            (5) All Other Action. Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.






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